UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2004

Digital Recorders, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-13408	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code	(214) 378-8992

ITEM 5. Other Events and Required FD Disclosure
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits
Signature(s)
INDEX TO EXHIBITS
Amendment to Rights Agreement
Press Release

ITEM 5. Other Events and Required FD Disclosure

     The Board of Directors of Digital Recorders, Inc. (the “Company”) voted to amend the Rights Agreement dated as of December 14, 1999, as amended (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Rights Agent”), to change the expiration date of the purchase rights issued under the Rights Agreement to July 15, 2004. The Rights Agreement will terminate on July 15, 2004, upon expiration of the purchase rights.

     The terms of the amendment to the Rights Agreement are set forth in Amendment No. 2 to Rights Agreement, dated as of July 8, 2004, by and between the Company and the Rights Agent, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

     In addition, a press release issued by the Company on July 8, 2004 in connection with the amendment to the Rights Agreement is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Exhibits.

4.1	Amendment No. 2 to Rights Agreement, dated July 8, 2004, between Digital Recorders, Inc. and Continental Stock Transfer & Trust Company.

99.1	Press release dated July 8, 2004.

Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.

Date: July 8, 2004	By: /s/ DAVID L. TURNEY David L. Turney Chairman, Chief Executive Officer and President

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
4.1	Amendment No. 2 to Rights Agreement, dated July 8, 2004, between Digital Recorders, Inc. and Continental Stock Transfer & Trust Company.

99.1	Press release dated July 8, 2004.